Exhibit 99.1

Nasdaq, Inc. Prices $500,000,000 Senior Floating Rate Notes Offering

NEW YORK, September 19, 2017 — Nasdaq, Inc. (the “Company”) (Nasdaq:NDAQ) today announced that it priced a public offering of $500,000,000 aggregate principal amount of U.S. dollar-denominated senior floating rate notes due 2019 (the “Offering”) with an interest rate equal to the three-month U.S. dollar LIBOR plus 0.39% per annum. The Company expects to use the net proceeds from the Offering, together with cash on hand, borrowings under the Company’s senior credit facility and/or issuances of commercial paper, to fund the cash consideration payable by the Company for its acquisition of eVestment, Inc. (the “eVestment Transaction”) and related expenses. If the eVestment Transaction does not close, the Company expects to use the net proceeds from the Offering for general corporate purposes. The Offering is expected to close on September 22, 2017, subject to the satisfaction of customary closing conditions.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities LLC will act as joint book-running managers for the Offering.

The Offering is being made solely by means of a prospectus supplement and accompanying prospectus, which have been or will be filed with the Securities and Exchange Commission (the “SEC”). Before investing, the prospectus supplement and accompanying prospectus should be read, as well as other documents the Company has filed or will file with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at toll-free at (800) 294-1322, J.P. Morgan Securities LLC collect at 212-834-4533 or Wells Fargo Securities, LLC toll-free at (800) 645-3751, or by email at: wfcustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Offering, the eVestment Transaction, the implementation dates of these transactions, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to factors detailed in the Company’s annual report on Form 10-K, and periodic reports filed with the SEC. We undertake no obligation to release any revisions to any forward-looking statements.

About Nasdaq

Nasdaq (Nasdaq:NDAQ) is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 90 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. Nasdaq is home to approximately 3,900 total listings with a market value of approximately $12 trillion. To learn more, visit: http://business.nasdaq.com.

Nasdaq Contacts Allan Schoenberg Nasdaq Communications 212 231 5534 Allan.Schoenberg@nasdaq.com	Ed Ditmire Nasdaq Investor Relations 212 401 8737 ed.ditmire@nasdaq.com